                                                                  Conformed Copy

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                         --------------------

                               FORM T-1
               STATEMENT OF ELIGIBILITY UNDER THE TRUST
                INDENTURE ACT OF 1939 OF A CORPORATION
                     DESIGNATED TO ACT AS TRUSTEE
                        ----------------------
                 CHECK IF AN APPLICATION TO DETERMINE
                 ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2)
                        ----------------------
                         MARINE MIDLAND BANK
         (Exact name of trustee as specified in its charter)

      New York                                          16-1057879
      (Jurisdiction of incorporation                (I.R.S. Employer
      or organization if not a U.S.                 Identification No.
      national bank)

      140 Broadway, New York, N.Y.                      10005-1180
      (212) 658-1000                                    (Zip Code)
      (Address of principal executive offices)

                             Eric Parets
                        Senior Vice President
                         Marine Midland Bank
                             140 Broadway
                    New York, New York 10005-1180
                         Tel: (212) 658-6560
      (Name, address and telephone number of agent for service)

                      COMMEMORATIVE BRANDS, INC.
         (Exact name of obligor as specified in its charter)

      Delaware                                    13-3915801
      (State or other jurisdiction           (I.R.S. Employer
      of incorporation or organization)   Identification No.)

      7211 Circle S Road
      Austin, Texas                                   78745
      (512) 444-0571                                 (Zip Code)
      (Address of principal executive offices)

                11% SENIOR SUBORDINATED NOTES DUE 2007
                   (Title of Indenture Securities)

                               General

Item 1. GENERAL INFORMATION.

      Furnish the following information as to the trustee:

 (a) Name and address of each examining or supervisory authority to which it is subject.

      State of New York Banking Department.

      Federal Deposit Insurance Corporation, Washington, D.C.

      Board of Governors of the Federal Reserve System,
      Washington, D.C.

 (b) Whether it is authorized to exercise corporate trust powers.

           Yes.

Item 2. AFFILIATIONS WITH OBLIGOR.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

           None

Item 16.  LIST OF EXHIBITS.


EXHIBIT

T1A(i)                        *    -    Copy of the Organization Certificate of
                                        Marine Midland Bank.

T1A(ii)                       *    -    Certificate of the State of New York
                                        Banking Department dated December 31,
                                        1993 as to the authority of Marine
                                        Midland Bank to commence business.

T1A(iii)                           -    Not applicable.

T1A(iv)                       *    -    Copy of the existing By-Laws of Marine
                                        Midland Bank as adopted on January 20,
                                        1994.

T1A(v)                             -    Not applicable.

T1A(vi)                       *    -    Consent of Marine Midland Bank required
                                        by Section 321(b) of the Trust Indenture
                                        Act of 1939.

T1A(vii)                           -    Copy of the latest report of condition
                                        of the trustee (September 30, 1996),
                                        published pursuant to law or the
                                        requirement of its supervisory or
                                        examining authority.

T1A(viii)                          -    Not applicable.

T1A(ix)                            -    Not applicable.


 *    Exhibits previously filed with the Securities and Exchange
      Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                              SIGNATURE



Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 28th day of January, 1997.



                                   MARINE MIDLAND BANK


                                   By: /s/ Peter S. Wolfrath
                                      ---------------------------------
                                          Peter S. Wolfrath
                                          Assistant Vice President

                                                               EXHIBIT T1A (VII)

                         Board of Governors of the Federal Reserve System
                         OMB Number: 7100-0036
                         Federal Deposit Insurance Corporation
                         OMB Number: 3064-0052
                         Office of the Comptroller of the Currency
                         OMB Number: 1557-0081
FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL    Expires March 31, 1999
-------------------------------------------------------------------------------
This financial information has not been reviewed, or confirmed               /1/
for accuracy or relevance, by the Federal Reserve System.  Please refer to page
                                                      i, Table of
                                                      Contents, for
                                                      the required
                                                      disclosure
                                                      of estimated burden.
-------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 1996

        (950630)
      ------------
      (RCRI 9999)

This report is required by law; 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).


This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli-dated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   --------------------------------------------
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

 /s/ Gerald A. Ronning
 ----------------------------------
Signature of Officer Authorized to Sign Report

       10/28/96
-----------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ James H. Cleave
-------------------------------------
Director (Trustee)

   /s/ Bernard J. Kennedy
-------------------------------------
Director (Trustee)

   /s/ Northrup R. Knox
-------------------------------------
Director (Trustee)

-------------------------------------------------------------------------------
FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.


NATIONAL BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

-------------------------------------------------------------------------------
FDIC Certificate Number  0    0    5    8    9
 (RCRI 9030)

 NOTICE
This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank              of Buffalo
       Name of Bank                City

in the state of New York, at the close of business
September 30, 1996


ASSETS
                                                                                      Thousands
                                                                                      of dollars
Cash and balances due from depository
institutions:

   Noninterest-bearing balances
        currency and coin...............                                                 $924,069
   Interest-bearing balances ...........                                                1,269,750
   Held-to-maturity securities..........                                                        0
   Available-for-sale securities........                                                3,096,772

Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds sold...................                                                  785,600
   Securities purchased under
   agreements to resell.................                                                  306,969

Loans and lease financing receivables:

   Loans and leases net of unearned
   income...............................                      14,428,376
   LESS: Allowance for loan and lease
   losses...............................                         440,075
   LESS: Allocated transfer risk reserve                               0

   Loans and lease, net of unearned
   income, allowance, and reserve.......                                               13,988,301
   Trading assets.......................                                                  791,225
   Premises and fixed assets (including
   capitalized leases)..................                                                  180,892

Other real estate owned.................                                                    5,104
Investments in unconsolidated
subsidiaries and associated companies...                                                        0
Customers' liability to this bank on
acceptances outstanding.................                                                   19,791
Intangible assets.......................                                                  161,326
Other assets............................                                                  459,739
Total assets............................                                               21,989,538

LIABILITIES

Deposits:
   In domestic offices..................                                               14,736,857

   Noninterest-bearing..................                       3,198,971
   Interest-bearing.....................                      11,537,886

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..................                                                3,676,395

   Noninterest-bearing..................                               0
   Interest-bearing.....................                       3,676,395

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds purchased..............                                                  385,430
   Securities sold under agreements to
   repurchase...........................                                                  212,177
Demand notes issued to the U.S. Treasury                                                  300,000
Trading Liabilities.....................                                                  293,523

Other borrowed money:
   With original maturity of one year
   or less..............................                                                   28,701
   With original maturity of more than
   one year.............................                                                        0
Mortgage indebtedness and obligations
under capitalized leases................                                                   33,613
Bank's liability on acceptances
executed and outstanding................                                                   19,791
Subordinated notes and debentures.......                                                  100,000
Other liabilities.......................                                                  305,078
Total liabilities.......................                                               20,091,565
Limited-life preferred stock and
related surplus.........................                                                        0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.................................                                                        0
Common Stock............................                                                  185,000
Surplus.................................                                                1,633,279
Undivided profits and capital reserves..                                                   77,442
Net unrealized holding gains (losses)
on available-for-sale securities........                                                    2,252
Cumulative foreign currency translation
adjustments.............................                                                        0
Total equity capital....................                                                1,897,973
Total liabilities, limited-life
preferred stock, and equity capital.....                                               21,989,538